UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005

NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     See Item 5.02 below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 12, 2005, Navarre Corporation (the “Company”) issued a press release announcing that J. Reid Porter had been named Executive Vice President and Chief Financial Officer of the Company, effective immediately. This press release is attached as exhibit 99.1 and is incorporated herein by reference.
Mr. Porter, 56, comes to the Company from IMC Global Inc. where he served as Executive Vice President and Chief Financial Officer from 2001 through 2004. Under his financial leadership, IMC Global, a corporation with annual revenues in excess of $2 billion, restructured the company’s highly leveraged balance sheet, including generating over $700 million in cash from the sale of non-core assets. He also led efforts to consolidate the agricultural nutrient industry, culminating in the October 2004 merger of IMC Global with a subsidiary of Cargill Corporation, to form what is now known as The Mosaic Company. Prior to joining IMC Global, Porter served as Vice President and Partner of Hidden Creek Industries (“HCI”) and Chief Financial Officer of Heavy Duty Holdings, a platform company of HCI that successfully acquired and integrated automation supply companies. He also served as Vice President and General Manager for Andersen Windows, Inc., the world’s largest manufacturer of wood windows, patio doors and storm doors, where he developed and implemented Andersen’s rapidly-growing replacement window business, Renewal by Andersen. Mr. Porter holds an MBA in finance from the University of Chicago and a Bachelor of Arts from Colgate University.
Mr. Porter will receive an annual base salary of $300,000 and be eligible for a discretionary bonus of up to 55% of his base salary, based on both individual and Company performance. On December 12, 2005 Mr. Porter was granted an option to purchase 175,000 shares of the Company’s common stock under the Company’s 2004 Stock Plan. These stock options will vest in three equal installments on the first, second and third anniversaries of the date of grant. The Company anticipates entering into a written executive severance agreement with Mr. Porter in the near future. This Form 8-K will be amended to incorporate that agreement.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibit is filed with this document:

Exhibit
99.1	Press Release, dated December 12, 2005, issued by Navarre Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: December 13, 2005	By:	/s/ Eric H. Paulson
		Name:	Eric H. Paulson
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release Dated December 12, 2005